Exhibit 23.1 - Consent of Independent Registered Public Accounting Firm

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED



        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------


We consent to the use, in the registration statement on Form SB2 of Airtime DSL Inc, of our report dated August 28, 2007 on our audit of the financial statements of Airtime DSL Inc as of July 31, 2007, and the related statements of operations, stockholders' equity and cash flows inception December 28, 2006 through July 31, 2007 and for the period then ended, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    September 12, 2007


2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
(702)253-7499 Fax (702)253-7501

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